                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 19, 1998 (and to all references to our Firm) included in or made a part of this Registration Statement.


                                       /s/ ARTHUR ANDERSEN LLP

Denver, Colorado
  March 27, 1998